UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2006

NASHUA CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-05492	02-0170100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11 Trafalgar Square, Suite 201
Nashua, New Hampshire 03063
(Address of principal executive offices and zip code)
(603)880-2323
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     As previously announced, Thomas G. Brooker became President and Chief Executive Officer of Nashua Corporation, a Massachusetts corporation (the “Company”), on May 4, 2006. Also on May 4, 2006, Mr. Brooker was granted awards for an aggregate of 40,000 shares of restricted stock pursuant to the Company’s 2004 Value Creation Incentive Plan (14,000 shares) and 1996 Stock Incentive Plan (26,000 shares).
     The restricted stock awards will vest and no longer be subject to forfeiture based upon the Company’s common stock achieving certain target prices per share of common stock on the Nasdaq National Market over a 40-consecutive trading day period ending on May 4, 2009. The restricted stock awards will vest as to (1) 33% of the shares if the average price for the 40-day trading period is equal to or greater than $13.00 and less than $14.00, (2) 66% of the shares if the average price for the 40-day trading period is equal to or greater than $14.00 and less than $15.00 and (3) 100% of the shares if the average price for the 40-day trading period is equal to or greater than $15.00. Additionally, if Mr. Brooker’s employment with the Company is terminated by the Company without cause, as defined in the 2004 Value Creation Incentive Plan, during the one-year period before May 4, 2009 and one of the price targets is met as of that date, a portion of the restricted shares will still vest. The portion of the shares that will vest is calculated as the pro-rata portion of the percentage of shares that otherwise would have vested, based on the number of days during the final one-year period that Mr. Brooker was employed by the Company. Any shares that have not vested on or before May 4, 2009 will be forfeited to the Company. Additionally, all shares that have not vested and are still subject to forfeiture will be forfeited to the Company upon the termination of Mr. Brooker’s employment with the Company, other than for cause as described above, or upon death or disability.
     The restricted stock agreements entered into between Mr. Brooker and the Company relating to the restricted stock awards are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and the information set forth therein is incorporated by reference.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASHUA CORPORATION

Date: May 5, 2006	By:	/s/ John L. Patenaude

John L. Patenaude Vice President — Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Restricted Stock Agreement, by and between the Company and Thomas G. Brooker, dated as of May 4, 2006.

10.2	Restricted Stock Agreement, by and between the Company and Thomas G. Brooker, dated as of May 4, 2006.